Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Noble Energy, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-229738) on Form S-3, and registration statements (No. 033-54084, 333-39299, 333-108162, 333-118976, 333-143203, 333-143204, 333-158922, 333-177825, 333-191878, 333-205728, 333-217605) on Form S-8 of Noble Energy, Inc. of our reports dated February 12, 2020, with respect to the consolidated balance sheets of Noble Energy, Inc. as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive (loss) income, cash flows, and shareholders’ equity for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Noble Energy, Inc.
Our report refers to a change in the method of accounting for leases in 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases.

/s/ KPMG LLP

Houston, Texas
February 12, 2020